EXHIBIT 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

INDIA GLOBALIZATION CAPITAL, INC.

UNSECURED PROMISSORY NOTE

$2,120,000.00	March 24, 2011
Bethesda, MD

A. Principal and Interest.

1. India Globalization Capital, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to the order of Steven M. Oliveira 1998 Charitable Remainder Unitrust or its assigns (the “Investor” or the “Holder”) the amount of Two Million One Hundred Twenty Thousand Dollars ($2,120,000.00), as set forth hereinafter.

2. This Unsecured Promissory Note (the “Note”) shall bear interest at the rate of thirty percent (30%) per annum from the date of issuance of this Note until paid in full. Installments of interest computed through the fifth day of each month (“Computation Date”). The Note shall be repaid in twelve monthly installments of principal and interest, each in the amount of Two Hundred Six Thousand Six Hundred Seventy Three Dollars ($206,673.00) (“Payment”), payable on the third business day following each Computation Date with the first payment due in April 2011. Each Payment shall, at the sole option of the Company, be payable either in immediately available funds or in freely tradable shares of its common stock. The Company will notify Holder of whether it will pay a Payment in immediately available funds or in shares of its common stock within one business day after the Computation Date. If the Company elects to pay a Payment in shares of its common stock, the per share price of such common stock shall be calculated as the lower of (i) 95% of the volume-weighted average price per share over the five trading days immediately prior to and including the Computation Date or (ii) 100% of the volume-weighted average price per share on the Computation Date. The entire unpaid principal balance of this Note, together with accrued interest thereon shall be due and payable on the third business day following the earlier of (i) March 24, 2012 (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined herein). Any portion of the unpaid principal amount and any accrued interest may, at the option of the Company, be paid in cash or in shares of its common stock computed at the per share price set forth in this paragraph, substituting the Maturity Date, or the date set forth in clause (ii) of the preceding sentence, as appropriate, for the Computation Date. The Company will notify Holder of whether it will pay an installment of interest in cash or in shares of its common stock within one business day after the Maturity Date or the date set forth in clause (ii) in the previous sentence, as appropriate.

3. Payments of principal and interest, if made in immediately available funds, are to be made at the address of the Holder set forth in Section G below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America.

4. This Note is issued pursuant to that certain Note and Share Purchase Agreement dated of even date herewith, between the Company and Holder (the “Purchase Agreement”). The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

B. Prepayment. Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part, in immediately available funds or shares of its Common Stock, without penalty or fee.

C. Late Fees. If the Company does not pay any Payment or the entire principal balance when due, the Company shall pay to the Holder a late fee equal to Twenty Thousand Dollars ($20,000) per month pro rated to the number of days any payment is late. The Company, at its option may pay and late fee in cash or in its common stock, based on a per share price computed in accordance with section A.2. hereof.

D. Events of Default. All amounts due under this Note shall become immediately due and payable upon the occurrence of an Event of Default. An “Event of Default” shall be deemed to have occurred if:

(a) the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b) an order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(c) the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of thirty (30) days after written notice by the Holder thereof;

(d) notwithstanding subsection (c), above, any amounts due under this Note shall not have been paid in full by 5:30 p.m. New York time on March 24, 2012; or

(e) the Company breaches any of its representations or warranties or fails to fulfill any of its covenants or obligations pursuant to the Purchase Agreement.

E. Usury. It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal balance of and accrued interest on this Note be exempt from the application of any applicable usury law or similar laws under any federal, state of foreign jurisdiction. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any federal, state or foreign jurisdiction. Notwithstanding the foregoing, in the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount deemed to be in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

F. Notices. Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor: at the address indicated on the signature page hereto.

If to Company:	India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD 20814
Attention:Ram Mukunda

And

PO Box 60642
Potomac, MD20859

Telecopier:(240) 465-0273
Phone:(301) 983-0998
Email:ram@indiaglobalcap.com

With a copy to:	Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C.20004
Attention:Stanley S. Jutkowitz
Telecopier:(202) 641-9268
Phone:(202) 828-3568
Email:sjutkowitz@seyfarth.com

Each of the above addressees may change its address for purposes of this section by giving to the other addressee notice of such new address in conformance with this section.

G. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

H. Waiver and Amendment. Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investor. No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or a waive of the same or any other term, condition provision or right on any future occasion.

I. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

J. Accredited Investor. The Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect.

K. Governing Law and Consent to Jurisdiction. This Note is being delivered in and for all purposes shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof. The Company hereby consents to the jurisdiction of and venue in any court of competent jurisdiction in New York.

L. Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company.

M. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

N. Waiver by the Company. The Company hereby expressly waives demand, notice, presentment, protest, notice of dishonor and nonpayment of this Note, and all other notices and demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

O. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

P. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Q. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

R. Expenses. The Company agrees to pay all of the Holder’s reasonable costs, fees and expenses, if any (including reasonable counsel fees and expenses, costs of collection and court costs), in connection with the enforcement of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

By

Print Name

Title

Accepted and Agreed to:

INITIAL HOLDER:

Print Name of Holder

By

(Signature)

(Print Name, if signing on behalf of entity)

Title (if applicable)

Address:

ASSIGNMENT FORM

(To Assign the foregoing Note, execute

this form and supply required information.)

FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.